SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 23, 2004

VITASTI, INC.
(Exact name of registrant as specified in its charter)

Global Golf Holdings Inc.
8893 Brooke Road
Delta, B.C., Canada
V4C 4G5
(760) 230-2300
(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
100-1001 Churchill Crescent North Vancouver, B.C., Canada V7P 1T2
Canada
(Address of principal executive offices)
604-980-6693
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Amendment is being filed solely for purposes of re-filing Exhibit 99.5, for the second time, attached to Form 8-K/A filed on February 2, 2005. Due to numerous word processing conversion errors, and unbeknownst to the Registrant, certain financial information did not appear in said Exhibit as filed. Further, any and all exhibits previously filed with the original Form 8-K and form 8-K/A are incorporated by reference herein and will not be re-filed.

Vitasti, Inc.
From 8-K
Current Report

Item 2.01.     Completion of Acquisition or Disposition of Assets.

Acquisition Agreement

On November 23, 2004, the Registrant closed on the Acquisition Agreement (the “Agreement”) of Low Carb Centre, Inc. (“LCC”), Low Carb Bakery, Inc. (“LCB”), and McNabb & Associates (“MNA”). LCC is a privately held company organized under the laws of British Columbia, Canada with its primary business being the retail sales and distribution of gourmet low carbohydrate food products through its four traditional brick-and-mortar retail stores and the world wide web at www.lowcarbcentre.com. LCB is a privately held company organized under the laws of British Columbia, Canada with its primary business being the manufacturing of food products for the LCC retail market. MNA is a privately held company organized under the laws of British Columbia, Canada with its primary business being the management and supervision of the business operations of both LCC and LCB. LCC, LCB and MNA shall be collectively hereinafter be referred to hereinafter as “LCC” or “Sellers.”

Under the terms of the Agreement (referred to as the “LCC Transaction”), the Registrant acquired substantially all of the assets of LCC, including, but not limited to, LCC’s suppliers, customer and vendor lists and records pertaining thereto, the trade names “Low Carb Centre,” “Low Carb Bakery” and “McNabb and Associates,” all registered and unregistered trademarks, service marks, sales marks, colors, names and slogans relating to the business, and all applications for any of the foregoing, together with all of the Sellers’ rights to use all of the foregoing forever, and all goodwill associated with the foregoing, the existing phone number(s) and websites of the business, all assets referred to or referenced within any audited financial statements of the business in preparation or consideration of the closing of the LCC Transaction and any and all recipes, trade secrets, trade practices, décor, goodwill, clients, equipment, furniture, assets, machinery, trade fixtures, miscellaneous supplies, inventory, existing contracts and tangible personal property.

GGLF did not assume any liabilities of LCC, with the exception of a series of 12% Convertible Promissory Notes (the “Notes”) issued by LCC in connection with this transaction. The Notes shall be converted (the “Conversion”) into common shares of the Registrant at $0.125 per share. The Conversion shall include the principal amount of the respective Note along with any unpaid interest. Each Noteholder has an additional 25% warrant exercisable at $0.15 per share. The issuance of the Notes provided necessary capital in order to allow LCC to remain operational during the pendency of the LCC Transaction. As of November 30, 2004, the Registrant assumed 11 Notes in the total aggregate amount of USD$177,606.12.

Consideration for the LCC Transaction was 14,743,199 newly issued shares of the Registrant post-reverse split. The terms and conditions of the Agreement were determined in arm’s length negotiations between the Registrant and LCC.

Description of Business

Low-Carb Centre is the premier source for low carbohydrate and sugar-free foods in the Canadian marketplace.  The idea was born when Tammy-Lynn McNabb, the founder of Low-Carb Centres, decided to lose weight after gaining 30lbs.  In researching weight loss programs on the internet, she discovered the Atkins Diet and decided to give it a try.  In order to get the full benefit of the program, she immersed herself completely in the program’s philosophy.  She experimented with recipes, bought Atkins products (the few that were available on the Canadian market) and spent a significant amount of time in the health food markets and supermarkets searching for various low carb and sugar free products, which she discovered were not readily available.

As an entrepreneur, the business of carbohydrate reduced dieting began consuming her mind and she decided that a great opportunity existed in developing a place to buy low carb products, sample foods in a deli, and attend low carb cooking and motivation classes.  After researching the market, attending nutrition trade shows, and meeting with manufacturers in the United States - Low Carb Centre was born in July 2003 when the first corporate store at 1270 Marine Drive, North Vancouver, British Columbia opened its doors for business.  To keep up with the demand for baked goods such as low-carb muffins, bread and cheesecakes, a 1,400 square foot low-carb bakery opened in September 2003 to supply products to other Low-Carb Centres along with a downtown Vancouver store in 2004 and a Toronto franchise store in April 2004.

In response to the incredible demand, Low-Carb Centre is now being offered as a franchise opportunity to suitably qualified applicants.

Item 5.01.     Changes in Control of Registrant.

As set forth above, LCC shareholders will receive 14,743,199 newly issued post-reverse shares as consideration for the transaction. The Registrant’s Board of Directors set the record date for the reverse split as December 9, 2004 at a ratio of one new share for thirty four old shares. Following the issuance of the post reverse shares to LCC shareholders, and the post reverse issuance of shares to others as fully set forth in the Agreement, LCC will own approximately 68% of the outstanding common stock of the Registrant. The LCC shareholders will, however, have their interest diluted once the Notes assumed by the Registrant are converted into post-reverse shares. Additionally, the percentage owned by the LCC shareholders may also be further diluted by the Noteholders depending on whether they exercise their warrants.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a Board of Directors meeting held on November 23, 2004, Ford Sinclair resigned as the Registrant’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), President and Director effective immediately. Additionally, at the same meeting, Raj Gurm also resigned as a Director of the Registrant effective immediately.

On November 23, 2004, the Registrant’s Board of Directors appointed Tammy Lynn McNabb as CEO, President and Director.

By way of educational background, Mrs. McNabb attended the British Columbia Institute of Technology from 1987-1990.  While there, Mrs. McNabb was enrolled in the Marketing Sales Management Program.

Presently, Mrs. McNabb has over 15 years of experience in Marketing and Sales.  As part of her experience, Mrs. McNabb was involved with Marketing for a large English Publication company for 4 years in Tokyo, Japan.  While in Japan, Mrs. McNabb capitalized on her stay by studying Japanese and earning a level 4 proficiency certification. Moreover, Mrs. McNabb has specialized in various start-up companies, including high-tech and public relations firms.  During the tech boom in the 1990’s, Mrs. McNabb worked in management for a very successful start-up Internet Service Provider and used this experience to begin her journey into entrepreneurship.

In June 1999, Mrs. McNabb began a public and investor relations firm tailored to serving publicly traded companies.    Mrs. McNabb’s keen sense of the public market has allowed tremendous success in both capital raising for under funded companies and overall media exposure.

Ultimately, Mrs. McNabb began another venture of her own, the Low-Carb Centre Inc.  Low-Carb Centre was Canada’s first low carbohydrate retail wellness centre.  Additional retail locations and a bakery specializing in this market soon followed.  Mrs. McNabb is currently pursuing expansion on a global level of various health and wellness products for the ever booming Health Industry.  Recently, Mrs. McNabb was recognized for her efforts as an Entrepreneur in the Culinary Industry by the Forum for Women Entrepreneurs.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2004, the Registrant filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation reflecting the following: (i) Restated Certificate of Incorporation in its entirety; (ii) the Registrant changed its name to Vitasti, Inc. to reflect the new direction and focus of the Registrant; (iii) an increase in the number of shares of the Registrant’s common stock from 35,000,000 shares, of which 30,000,000 shares are common stock and 5,000,000 are designated preferred stock, to 100,000,000, of which 90,000,000 shall be designated common stock and 10,000,000 will be designated as preferred shares; and (iv) a change in the Registrant’s fiscal year-end to December 31 from May 31.

A copy of the Amended & Restated Certificate of Incorporation and of the Amended By-laws are attached as exhibits to this report.

As set forth above, by way of Amended and Restated Certificate of Incorporation, the Registrant has changed its fiscal year end to December 31 from May 31.

Item 8.01.    Other Events

At a special meeting of shareholders held September 10, 2004, a majority of the Registrant’s shareholders voted to grant the Board of Directors the authority to effect the reverse stock split of the Registrant’s common stock. The ratio of the reverse split shall be one new share for thirty four old shares. As indicated above, the record date for the stock split is December 9, 2004. In addition, on December 9, 2004, the Registrant expects to begin trading under a new symbol which will reflect the new name of the Registrant.

On a pre-split basis, the Registrant had 29,131,248 shares of common stock outstanding. The reverse stock split reduced the number of shares of common stock outstanding to approximately 856,801. The reverse stock split affects all Registrant common stock outstanding immediately prior to the effective time of the reverse stock split.

Item 9.01.     Financial Statements and Exhibits.

(a)     Financial statements of business acquired.

(b)     Pro Forma Financial.

(c)    2    Acquisition Agreement by and between the Registrant and Low Carb Centre, Inc.(1)
3(i)    Amended and Restated Certificate of Incorporation
3(ii)    Restated Bylaws
17(a)    Resignation of Ford Sinclair
17(b)    Resignation of Raj Gurm

(1)    Filed as an Exhibit to the 8-K on October 14, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Golf, Inc.

By:	/s/ Tammy-Lynn McNabb
Name: Tammy Lynn McNabb
Title: CEO and President

Dated: February 28, 2005